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                                                                  EXHIBIT 10.97
                              PRODUCTION AGREEMENT

         This agreement ("Agreement") is made and entered into this 10th day of August, 1998 by and between American Artists Films, a division of American Artists Film Corporation, a Missouri corporation, (the "Company") and Doris Reynolds, 370 12th Avenue South, Naples, Florida 34102 (the "Consultant").

         In consideration of and for the mutual promises and covenants contained herein, and for the good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       RECITALS

         The Company develops and produces video/television programs and feature length films for worldwide distribution in all media markets.

         The Consultant has invested considerable time and resources in the development of a concept for a video program on the ideas and opinions of Ms. Angela Passidomo Trafford on the subject of spiritual healing (the "Project").

2.       PURPOSE

         The Company and the Consultant wish to enter into an agreement for the production of the Project for cable/television distribution. It is anticipated the Project will be a thirty minute video.

3.       DUTIES OF THE COMPANY

         The Company agrees to provide the writer, director, producer and all other production personnel necessary to produce the Project. In addition, the Company shall have complete authority in terms of creative decisions during all phases of production, including but not limited to, budget, cast, final script, locations, editing and music. The Company has made no assertions to the Consultant to the contrary. The Company also agrees to use its resources and contacts on a best efforts basis to develop and secure a distribution agreement for broadcast on television/cable.

4.       DUTIES OF THE CONSULTANT

         The Consultant agrees to provide the services of Ms. Trafford. Ms. Trafford will be available for meetings and discussions at times mutually acceptable to both Ms. Trafford and the Company. The Consultant also agrees to compensate the Company for its production services in the amount of $25,000. Such compensation will be payable as follows: $15,000 upon execution of the Agreement and $10,000 upon completion of production services.

5.       OWNERSHIP

         The Company and Consultant will retain joint ownership of all rights of every kind and nature of any and all material developed or used for the Project as listed in section 8, including without limitation, all rights of ownership and copyright in all media now known or hereinafter devised in all territories of the universe in perpetuity. Other materials may be jointly developed subject to mutual written agreement by all parties.



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6.       COMPANY'S LIABILITY

         The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions or statements, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law. The Consultant also agrees to obtain an indemnification agreement from Ms. Trafford in favor of the Company.

7.       CONSULTANT'S LIABILITY

         In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

8.       ALLOCATION OF GROSS REVENUES

         The gross revenues will be allocated in the following order:

         a) All gross revenues to the Consultant until the Consultant has recovered 100% of the production costs related to the production of the Project.

         b) All gross revenues to Consultant until Consultant has recovered a simple twenty percent (20%) return on invested funds (i.e. $20,000 investment would require a $4,000 return).

         c) All gross revenues to Company until Company has recovered all deferred costs of production, currently estimated at approximately $15,000.

         d) Upon completion of the allocations under items (a), (b) & (c), any remaining gross revenues will be split equally between the Company and Consultant.

         For purposes of this Agreement, gross revenues are defined as all proceeds received from the distribution of the Project and all related ancillary products (i.e. books, tapes, etc.) offered during the broadcast (both nationally and internationally) of this project and through the related Internet site.



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         Consultant acknowledges that the Company has not made any express or implied representation, warranty, guarantee or agreement as to the total amount of revenues which will be derived from the exploitation and distribution of the Project, nor has the Company made any express or implied representation, warranty, guarantee or agreement that there will be any sums payable to the Consultant hereunder. In no event shall the Company or any affiliate thereof incur any liability based upon any claim by the Consultant that the Company failed to realize receipts or revenue which should or could have been realized.

9.       REPRESENTATIONS

         The Company makes the following representations to the Consultant:

         a) The Company is duly authorized and empowered to enter into this Agreement.

         b) American Artists Film Corporation is in good standing in its state of incorporation, Missouri.

         c) American Artists Film Corporation is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

         The Consultant makes the following representations to the Company:

         a) The Consultant is not aware of any existing lien, copyright, agreements or commitments related to the spiritual healing concept which forms the basis for this Project.

         b) The Consultant is not presently the subject of any criminal or civil proceedings, the outcome of which could have a materially adverse affect upon the production and distribution of the Project.

10.      SEVERABILITY

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

11.      HEADINGS

         Headings are inserted for reference and convenience only and in no way define, limit or describe the scope of this Agreement or intent of any provision.

12.      MISCELLANEOUS

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

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                      COMPANY:
                      American Artists Films
                      1245 Fowler Street, NW
                      Atlanta, Georgia 30318
                      (404) 876-7373 / (404) 885-9831(f)
                      Attn:  Phillip Bellury

                      CONSULTANT:
                      Ms. Doris Reynolds
                      370 12th Avenue South
                      Naples, Florida 34102
                      (941)261-8054 / (941) 261-7866(f)

              Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof.

         (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (d) This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws.

         (e) There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         (f) This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

         AMERICAN ARTISTS FILMS, A DIVISION OF AMERICAN ARTISTS FILM CORPORATION


         By: /s/ Rex Hauck
            --------------------------------
              Rex Hauck, President


         CONSULTANT


         By: /s/ Doris Reynolds
            --------------------------------
               Doris Reynolds